EXHIBIT 4.1


                             FIXED RATE SENIOR NOTE


REGISTERED                                                     REGISTERED
No. FXR                                                        U.S.$
                                                               CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

                  2% EXCHANGEABLE NOTES DUE DECEMBER 30, 2010
                       (EXCHANGEABLE FOR SHARES OF COMMON
                              STOCK OF 3M COMPANY)


=============================================================================================================
ORIGINAL ISSUE DATE:    INITIAL REDEMPTION          INTEREST RATE: 2% per         MATURITY DATE:
  December 26, 2003       DATE: January 1, 2005.      annum                         December 30, 2010
                          See also "Morgan
                          Stanley Call Right"
                          below.
-------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL        INITIAL REDEMPTION          INTEREST PAYMENT              OPTIONAL
  DATE: December 26,      PERCENTAGE: See             DATE(S): Each June 30         REPAYMENT
  2003                    "Morgan Stanley Call        and December 30,              DATE(S): N/A
                          Right" below.               beginning June 30, 2004
-------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:     ANNUAL REDEMPTION           INTEREST PAYMENT              APPLICABILITY OF
  U.S. dollars            PERCENTAGE                  PERIOD: Semi-annually         MODIFIED
                          REDUCTION: N/A                                            PAYMENT UPON
                                                                                    ACCELERATION:
                                                                                    See "Alternate
                                                                                    Exchange Calculation
                                                                                    in Case of an Event
                                                                                    of Default" below.
-------------------------------------------------------------------------------------------------------------
IF SPECIFIED            REDEMPTION NOTICE           APPLICABILITY OF              If yes, state Issue Price:
  CURRENCY                PERIOD: See also            ANNUAL INTEREST
  OTHER THAN U.S.         "Morgan Stanley Notice      PAYMENTS: N/A
  DOLLARS, OPTION         Date" below.
  TO ELECT
  PAYMENT IN U.S.
  DOLLARS: N/A
-------------------------------------------------------------------------------------------------------------
EXCHANGE RATE           TAX REDEMPTION AND                                        ORIGINAL YIELD TO
  AGENT: N/A            PAYMENT OF                                                MATURITY: N/A
                        ADDITIONAL
                        AMOUNTS: NO
-------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:       IF YES, STATE INITIAL
  See below.            OFFERING DATE: N/A
=============================================================================================================


Exchange Right............... On any Exchange Date, subject to a prior call of this Note for cash in an amount equal to the applicable Call Price (as defined below) by the Issuer as described under "Morgan Stanley Call Right" below, the holder of this Note shall be entitled, upon the holder's

                              o completion and delivery to the Issuer and the Calculation Agent of an Official Notice of Exchange (in the form of Annex A attached hereto) prior to 11:00 a.m. (New York City time) on such date; and

                              o transfer of this Note to the Trustee on the Issuer's behalf on or before the Exchange Settlement Date (as defined below),

                              to exchange each $1,000 principal amount of this Note for a number of shares of common stock of 3M Company ("3M Stock") at the Exchange Ratio (as defined below) as of the close of business on such Exchange Date (or, if the Issuer has previously called this Note for 3M Stock, the Exchange Ratio as of the close of business on the Trading Day immediately preceding the Morgan Stanley Notice Date (as defined below)), subject to any adjustment (x) to the Exchange Ratio or
                              (y) resulting in other Exchange Property (as defined below) being required to be delivered instead of or in addition to such 3M Stock as a result of any corporate event described under "Antidilution Adjustments" below, in each case, required to be made prior to the close of business on such Exchange Date.

                              Upon any exercise of the Exchange Right
                              (including upon the automatic exercise of the Exchange Right), the holder of this Note shall not be entitled, with respect to the principal amount of this Note that is exchanged, to receive any cash payment representing any accrued but unpaid interest on this Note. Consequently, if this Note is exchanged so that the Exchange Settlement Date occurs during the period from the close of business on a Record Date (as defined below) for the payment of interest and prior to the next succeeding Interest Payment Date, this Note must, as a condition to the delivery of 3M Stock, other Exchange Property or cash, be accompanied by funds equal to the interest payable on the succeeding Interest Payment Date on the principal amount so exchanged.

                              Upon any such exchange, the Issuer may, at its sole option, either deliver such shares of 3M Stock (or such other Exchange Property) or pay an amount in cash for each $1,000 principal amount of this Note equal to the Exchange Ratio as of the close of business on such

                              Exchange Date (or, if the Issuer has previously called this Note for 3M Stock, the Exchange Ratio as of the close of business on the Trading Day immediately preceding the Morgan Stanley Notice Date, as adjusted for corporate events, if necessary) times the Market Price (as defined below) of 3M Stock (or such other Exchange Property) on the Exchange Date, as determined by the Calculation Agent, in lieu of such 3M Stock (or such other Exchange Property).

                              The Issuer shall, or shall cause the Calculation Agent to, deliver such shares of 3M Stock or cash to the Trustee for delivery to the holder of this Note on the third Business Day after any Exchange Date, subject to delivery of this Note to the Trustee on such day (such third Business Day, or, if later, the day on which this exercised Note is delivered to the Trustee, the "Exchange Settlement Date"); provided, that upon the automatic exercise of the Exchange Right, the Exchange Settlement Date shall be the Maturity Date.

                              Prior to 9:30 a.m. on the first Business Day immediately succeeding any Exchange Date, including upon the automatic exercise of the Exchange Right, the Issuer shall cause the Calculation Agent to provide written notice to the Trustee at its New York office and to The Depository Trust Company, or any successor depositary (the "Depositary"), on which notice the Trustee and the Depositary may conclusively rely, (i) of its receipt of any such "Official Notice of Exchange" (which shall not be required upon the automatic exercise of the Exchange Right), (ii) of the Issuer's determination to deliver 3M Stock (or, if applicable, any other Exchange Property to be delivered as a result of any corporate event described in paragraphs 3 or 4 under "Antidilution Adjustments" below) or to pay an equivalent amount of cash for each $1,000 principal amount of this Note and (iii) if 3M Stock (or, if applicable, any other Exchange Property) is to be delivered, of the number of shares of 3M Stock (or the amount of such other Exchange Property) to be delivered for each $1,000 principal amount of this Note and of the amount of any cash to be paid in lieu of any fractional share of 3M Stock Stock (or of any other securities included in other Exchange Property, if applicable), or, if cash is to be paid, of the amount of such cash for each $1,000 principal amount of this Note.

Minimum Exchange............. The Exchange Right may only be exercised with respect to aggregate principal amounts of $25,000 or greater, unless the Notes to be exchanged represent all Notes held by the exchanging holder.

No Fractional Shares......... If upon any exchange or call of this Note the
                              Issuer delivers shares of 3M Stock (and, if applicable, any other stock or other securities), the Issuer shall pay cash in lieu of delivering any fractional share of 3M Stock (and, if applicable, of any other stock or securities) in an amount equal to the corresponding fractional Market Price of 3M Stock (and, if applicable, any such other stock or other securities) as determined by the Calculation Agent on the applicable Exchange Date or on the second Trading Day immediately preceding the Call Date (as defined below).

Exchange Ratio............... The table below sets forth the Exchange Ratio in effect for any Exchange Date or other day during the first one year period and each of the subsequent six month periods presented (except as provided under "Exchange Right" above in the case of an exercise of the Exchange Right following the Issuer's exercise of the Morgan Stanley Call Right). Each Exchange Ratio in the table below is subject to adjustment for certain corporate events relating to 3M Company ("3M") described under "Antidilution Adjustments" below.

                                                   Exchange Period                       Exchange
                                                                                           Ratio
                              ------------------------------------------------------------------------
                              From January 30, 2004 to and including December 31, 2004
                              From January 1, 2005 to and including June 30, 2005
                              From July 1, 2005 to and including December 31, 2005
                              From January 1, 2006 to and including June 30, 2006
                              From July 1, 2006 to and including December 31, 2006
                              From January 1, 2007 to and including June 30, 2007
                              From July 1, 2007 to and including December 31, 2007
                              From January 1, 2008 to and including June 30, 2008
                              From July 1, 2008 to and including December 31, 2008
                              From January 1, 2009 to and including June 30, 2009

                              From July 1, 2009 to and including December 31, 2009
                              From January 1, 2010 to and including June 30, 2010
                              From July 1, 2010 to and including December 30, 2010

Exchange Date................ Any Trading Day on which a holder of this Note has duly completed and delivered to the Issuer and the Calculation Agent, as described under "Exchange Right" above, through the Depositary an official notice of exchange prior to 11:00 a.m., or if the Issuer receives it after 11:00 a.m., the next Trading Day; provided that such Trading Day falls during the period beginning January 30, 2004 and ending on the Trading Day prior to the earliest of (i) the fifth scheduled Trading Day prior to the Maturity Date, (ii) the fifth scheduled Trading Day prior to the Call Date and
                              (iii) in the event of a call for the applicable cash Call Price as described under "Morgan Stanley Call Right" below, the Morgan Stanley Notice Date.

Automatic Exercise of
Exchange Right at Maturity... Notwithstanding the procedures described under
                              "Exchange Right" above and subject to the exercise of the Morgan Stanley Call Right, if (i) Parity (as defined below) on December 27, 2010 is equal to or greater than $1,000 and (ii) this Note has not been called on or prior to December 27, 2010, the Exchange Right will be automatically exercised on December 27, 2010, and such date or any other date on which the Exchange Right shall be automatically exercised in accordance with this paragraph shall be deemed an Exchange Date, even though the holder of this Note has not delivered an Official Notice of Exchange in respect of this Note or transferred this Note to the Trustee; provided, that if a Market Disruption Event (as defined below) occurs on December 27, 2010, Parity will be determined and, if applicable, the Exchange Right will be automatically exercised on the immediately succeeding Trading Day; provided further, that if a Market Disruption Event occurs on each scheduled Trading Day through and including the second scheduled Trading Day prior to the Maturity Date, Parity will be determined and, if applicable, the Exchange Right will be automatically exercised on such second scheduled Trading Day prior to the Maturity Date notwithstanding the occurrence of a Market Disruption Event on such day. In such event, the Market Price used by the Calculation Agent to calculate Parity will be determined as provided under "Market Price" below.

                              Upon automatic exercise of the Exchange Right, the Trustee will deliver shares of 3M Stock, or the cash value of those shares, as described above under "Exchange Right."

                              If this Note is not surrendered for exchange on or before the Exchange Settlement Date relating to an automatic exercise of the Exchange Right, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture (as defined below) after said Exchange Settlement Date, except with respect to the holder's right to receive 3M Stock (and, if applicable, any other Exchange Property) or cash due in connection with such Exchange Right.

Morgan Stanley Call Right ... On or after January 1, 2005 to and including the
                              Maturity Date, the Issuer may call this Note, in whole but not in part, for mandatory exchange into 3M Stock (and, if applicable, any other Exchange Property) at the Exchange Ratio in effect on the Trading Day immediately preceding the Morgan Stanley Notice Date (with respect to each $1,000 principal amount of this Note), or, at the Issuer's subsequent election during the period from and including the Morgan Stanley Notice Date to and including the third scheduled Trading Day prior to the Call Date, the cash value of such shares of 3M Stock determined by the Calculation Agent based on the Market Price of 3M Stock on the third scheduled Trading Day prior to the Call Date; provided that, if Parity (as defined below) on the Trading Day immediately preceding the Morgan Stanley Notice Date, as determined by the Calculation Agent, is less than the Call Price for the specified Call Date, the Issuer shall pay the applicable Call Price, described under "Call Price" below, in cash on the Call Date.

                              Unless the Issuer has called this Note for the Call Price in cash pursuant to the Morgan Stanley Call Right or has subsequently elected to call this Note for mandatory exchange into the cash value of shares of 3M Stock on or after the Morgan Stanley Notice Date and prior to the fifth scheduled Trading Day prior to the Call Date, the holder of this Note shall continue to be entitled to exchange this

                              Note and receive any amounts described under "Exchange Right" above.

                              On the Morgan Stanley Notice Date, the Issuer shall give notice of the Issuer's exercise of the Morgan Stanley Call Right (i) to the holder of this Note by mailing notice of such exercise by first class mail, postage prepaid, at the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid, at its New York office. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this Note receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for the exercise of the Morgan Stanley Call Right with respect to any other Note.

                              The notice of the Issuer's exercise of the Morgan Stanley Call Right shall specify (i) the Call Date (as defined below), (ii) whether Parity on the Trading Day immediately prior to the Morgan Stanley Notice Date, as determined by the Calculation Agent, is less than the Call Price for the specified Call Date so that the Issuer shall pay such Call Price in cash on the Call Date, (iii) the place or places of payment in cash (in the event of a call for the applicable Call Price) or, if Parity on the Trading Day immediately prior to the Morgan Stanley Notice Date, as determined by the Calculation Agent, is equal to or greater than the applicable Call Price, the place or places of delivery of the 3M Stock (and, if applicable, of any other Exchange Property to be delivered as a result of any corporate event described in paragraphs 3 or 4 under "Antidilution Adjustments" below) (and of any cash to be paid in lieu of any fractional share of 3M Stock (and, if applicable, of any such other stock or securities)), (iv) the number of shares of 3M Stock (and, if applicable, the quantity of any other Exchange Property), if any, to be delivered per $1,000 principal amount of this Note, (v) that such delivery shall be made upon presentation and surrender of this Note and (vi) that such exchange is pursuant to the Morgan Stanley Call Right.

                              If the Issuer has exercised the Morgan Stanley Call Right to exchange shares of 3M Stock for this Note and subsequently elects to deliver the cash value of the shares of 3M Stock on the Call Date (determined as provided above under "Morgan Stanley Call Right"), the Issuer shall give notice of its election on the Trading Day immediately following the third scheduled Trading Day prior to the Call Date (i) to the holder of this Note by mailing notice of such exercise by first class mail, postage prepaid, at the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid, at its New York office. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this Note receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for the exercise of the Morgan Stanley Call Right with respect to any other Note. The notice of such election to pay the cash value of the shares of 3M Stock shall specify (i) the place or places of payment in cash, (ii) the amount of cash to be delivered per $1,000 principal amount of this Note and (iii) that such delivery shall be made upon presentation and surrender of this Note.

                              The notice of the Issuer's exercise of the Morgan Stanley Call Right shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                              If shares of 3M Stock (and, if applicable, any other Exchange Property) are to be delivered and, as a result of any corporate event described under "Antidilution Adjustments" occurring during the period from and including the Morgan Stanley Notice Date to the close of business on the third Trading Day prior to the Call Date, the Calculation Agent makes any adjustment to the

                              Exchange Ratio and consequent adjustment to the number of shares of 3M Stock to be delivered or any adjustment to the quantity of any other Exchange Property due to the holder of this Note, the Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New York office and to the Depositary, on which notice the Trustee and the Depositary may conclusively rely. No adjustment to the Exchange Ratio shall be made as a result of any corporate event occurring after the close of business on the third Trading Day prior to the Call Date.

                              If this Note is so called for mandatory exchange by the Issuer, then, unless the holder of this Note subsequently exercises the Exchange Right (the exercise of which shall not be available to the holder of this Note following a call for cash in an amount equal to the Call Price), the 3M Stock (and, if applicable, any other Exchange Property) or (in the event of a call for cash in an amount equal to the applicable Call Price, as described above, or a subsequent election by the Issuer to deliver the cash value of 3M Stock) cash to be delivered to the holder of this Note shall be delivered on the Call Date fixed by the Issuer and set forth in its notice of its exercise of the Morgan Stanley Call Right, upon delivery of this Note to the Trustee. The Issuer shall, or shall cause the Calculation Agent to, deliver such shares of 3M Stock or cash to the Trustee for delivery to the holder of this Note.

                              Upon any call by the Issuer (as described above), the holder of this Note shall not receive any accrued but unpaid interest on the Note for the period from and including the most recent Interest Payment Date to but excluding the specified Call Date.

                              If this Note is not surrendered for exchange on the Call Date, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture (as defined below) after the Call Date, except with respect to the holder's right to receive 3M Stock (and, if applicable, any other Exchange Property) or cash due in connection with the Morgan Stanley Call Right.

Morgan Stanley Notice Date... The scheduled Trading Day on which the Issuer issues its notice of mandatory exchange, which must be at least 30 but no more than 60 days prior to the Call Date.

Call Date.................... The scheduled Trading Day on or after January 1,
                              2005 or the Maturity Date (regardless of whether the Maturity Date is a scheduled Trading Day) as specified by the Issuer in its notice of mandatory exchange on which the Issuer shall deliver shares of 3M Stock or, at the Issuer's subsequent election, the cash value of those shares, or cash equal to the applicable Call Price to the holder of this Note for mandatory exchange.

Parity....................... With respect to any Trading Day, an amount equal to the Exchange Ratio as of the close of business on such Trading Day times the Market Price (as defined below) of 3M Stock (and any other Exchange Property) on such Trading Day.

Call Price................... The table below sets forth the Call Price per each $1,000 principal amount of this Note, in effect for any Call Date or other day during each of the periods presented.

                                                    Call Period                          Call
                                                                                         Price
                              -------------------------------------------------------------------
                              From January 1, 2005 to and including December 31, 2005    $1,050
                              From January 1, 2006 to and including December 31, 2006    $1,040
                              From January 1, 2007 to and including December 31, 2007    $1,030
                              From January 1, 2008 to and including December 31, 2008    $1,020
                              From January 1, 2009 to and including December 31, 2009    $1,010
                              From January 1, 2010 to and including December 30, 2010    $1,010

Market Price................. If 3M Stock (or any other security for which a
                              Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the Market Price for one share of 3M Stock (or one unit of any such other security) on any Trading Day means
                              (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which 3M Stock (or any such other security) is listed or admitted to trading, (ii) if 3M Stock (or any such other security) is a security of the Nasdaq National Market (so long as the Nasdaq National Market is not then a national securities exchange), the Nasdaq Official Closing Price published by Nasdaq National Market on such day or (iii) if either
                              (a) 3M Stock (or any such other security) is listed or admitted to trading on any such securities exchange and such last reported sale price is not obtainable or (b) 3M Stock (or any such other security) is not listed or admitted to trading on any such securities exchange (and, if applicable, a Nasdaq Official Closing Price is not published for 3M Stock (or any such other security)), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or OTC Bulletin Board on such day. If the last reported sale price of the principal trading session is not available pursuant to clause (i),
                              (ii) or (iii) of the preceding sentence because of a Market Disruption Event (as defined below) or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for 3M Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as shall make such bid prices available to the Calculation Agent. Bids of MS & Co. (as defined below) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day.................. A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States and on which a Market Disruption Event has not occurred.

Calculation Agent............ Morgan Stanley & Co. Incorporated and its
                              successors ("MS & Co.").

                              All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note and the Issuer.

Antidilution Adjustments..... The Exchange Ratio shall be adjusted as follows:

                              1. If 3M Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio shall be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of 3M Stock.

                              2. If 3M Stock is subject (i) to a stock dividend (issuance of additional shares of 3M Stock) that is given ratably to all holders of shares of 3M Stock or (ii) to a distribution of 3M Stock as a result of the triggering of any provision of the corporate charter of 3M, then once the dividend has become effective and 3M Stock is trading ex-dividend, the Exchange Ratio shall be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of 3M Stock and (ii) the prior Exchange Ratio.

                              3. There shall be no adjustments to the Exchange Ratio to reflect cash dividends or other distributions paid with respect to 3M Stock other than distributions described in paragraph 2 and clauses (i), (iv) and (v) of the first sentence of paragraph 4 and Extraordinary Dividends. "Extraordinary Dividend" means each of (a) the full amount per share of 3M Stock of any cash dividend or special dividend or distribution that is identified by 3M as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by 3M as an extraordinary or special dividend or distribution) distributed per share of 3M Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of 3M Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such distribution or excess portion of the dividend is more than 5% of the Market Price of 3M Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in 3M Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Market Price, the "Base Market Price") and (c) the full cash value of any non-cash dividend or distribution per share of 3M Stock (excluding Marketable Securities, as defined in paragraph 4 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to 3M Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to 3M Stock shall be adjusted on the ex-dividend date so that the new Exchange Ratio shall equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Market Price, and the denominator of which is the amount by which the Base Market Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Market Price, then, instead of adjusting the Exchange Ratio, upon any exchange or, if we call this Note and Parity exceeds the principal amount per Note, upon our call of this Note, the payment, upon such exchange or call of this Note, shall be determined as described in paragraph 4 below, and the Extraordinary Dividend shall be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause 3(b) of paragraph 4 below. The value of the non-cash component of an Extraordinary Dividend shall be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on 3M Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 4 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 4, as applicable.

                              4. Any of the following shall constitute a Reorganization Event: (i) 3M Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by 3M, (ii) 3M has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) 3M completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) 3M is liquidated, (v) 3M issues to all of its shareholders equity securities of an issuer other than 3M (other than in a transaction described in clause (ii), (iii) or
                              (iv) above) (a "spinoff stock") or (vi) 3M Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of 3M Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), upon any exchange or upon our call of this Note for shares of 3M Stock, the payment with respect to the $1,000 principal amount of each Note following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) shall be determined in accordance with the following:

                                 (1) if 3M Stock continues to be outstanding, 3M Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for any distributions described under clause (3)(a) below); and

                                 (2) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for 3M Stock where 3M is not the surviving entity, the number of shares of the New Stock received with respect to one share of 3M Stock multiplied by the Exchange Ratio for 3M Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause (3)(a) below); and

                                 (3) for any cash and any other property or securities other than Marketable Securities received in such

                                 Reorganization Event (the "Non-Stock Exchange Property"),


                                    (a) if the combined value of the amount of Non-Stock Exchange Property received per share of 3M Stock, as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event (the "Non-Stock Exchange Property Value"), by holders of 3M Stock is less than 25% of the Market Price of 3M Stock on the Trading Day immediately prior to the effective date of such Reorganization Event, a number of shares of 3M Stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative Market Prices of 3M Stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value based on such Market Prices, in each case as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event; and the number of such shares of 3M Stock or any New Stock determined in accordance with this clause (3)(a) shall be added at the time of such adjustment to the Exchange Ratio in subparagraph (1) above and/or the New Stock Exchange Ratio in subparagraph
                                    (2) above, as applicable, or


                                    (b) if the Non-Stock Exchange Property
                                    Value is equal to or exceeds 25% of the
                                    Market Price of 3M Stock on the Trading Day immediately prior to the effective date relating to such Reorganization Event or, if 3M Stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a "Reference Basket Event"), an initially equal-dollar weighted basket of three Reference Basket Stocks (as defined below) with an aggregate value on the effective date of such Reorganization Event equal to the Non-Stock Exchange Property Value. The "Reference Basket Stocks" shall be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500 Index (or, if publication of such index is discontinued, any successor or substitute index selected by the Calculation Agent in its sole discretion) with the same primary Standard Industrial Classification Code ("SIC Code") as 3M; provided, however, that a Reference Basket Stock shall not include any stock that is subject to a trading restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the Notes with respect to such stock (a "Hedging Restriction"); provided further that if three Reference Basket Stocks cannot be identified from the S&P 500 Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining Reference Basket Stock(s) shall be selected by the Calculation Agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for 3M. Each Reference Basket Stock shall be assigned a Basket Stock Exchange Ratio equal to the number of shares of such Reference Basket Stock with a Market Price on the effective date of such Reorganization Event equal to the product of (a) the Non-Stock Exchange Property Value, (b) the Exchange Ratio in effect for 3M Stock on the Trading Day immediately prior to the effective date of such Reorganization Event and (c) 0.3333333.

                              Following the allocation of any Extraordinary Dividend to Reference Basket Stocks pursuant to paragraph 3 above or any Reorganization Event described in this paragraph 4, Parity on any Trading Day determined by the Calculation Agent upon any exchange, call or at maturity of this Note with respect to the $1,000 principal amount of each Note shall be an amount equal to:

                                 (i)  if applicable, the Market Price of 3M
                                      Stock times the Exchange Ratio then in
                                      effect; and

                                 (ii) if applicable, for each New Stock, the
                                      Market Price of such New Stock times the New Stock

                                      Exchange Ratio then in effect for such New
                                      Stock; and

                                 (iii) if applicable, for each Reference Basket
                                       Stock, the Market Price of such Reference
                                       Basket Stock times the Basket Stock
                                       Exchange Ratio then in effect for such
                                       Reference Basket Stock.

                              In each case, the applicable Exchange Ratio
                              (including for this purpose, any New Stock
                              Exchange Ratio or Basket Stock Exchange Ratio) shall be determined, as applicable, upon any exchange, call or at maturity of this Note.

                              5. No adjustments to the Exchange Ratio shall be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Market Price of 3M Stock, including, without limitation, a partial tender or exchange offer for 3M Stock.

                              For purposes of paragraph 4 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going- private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                              Following the occurrence of any Reorganization Event referred to in paragraphs 3 or 4 above, (i) references to "3M Stock" under "No Fractional Shares," "Market Price" and "Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "3M Stock" shall be deemed to refer to the Exchange Property into which this Note is thereafter exchangeable and references to a "share" or "shares" of 3M Stock shall be deemed to refer to the applicable unit or units of such

                              Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 4 above or similar adjustment under paragraph 3 above shall be subject to the adjustments set forth in paragraphs 1 through 4 hereof.

                              No adjustment to the Exchange Ratio shall be required unless such adjustment would require a change of at least .1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward.

                              The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 3 or 4 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                              The Calculation Agent shall provide information as to any adjustments to the Exchange Ratio upon written request by the holder of this Note.

                              If the holder of this Note exercises the Exchange Right and the Issuer elects to deliver 3M Stock or if the Issuer calls this Note for 3M Stock, the Calculation Agent shall continue to make such adjustments until, but not beyond, the close of business on the Exchange Date or the third Trading Day prior to the Call Date, as applicable.

Market Disruption Event...... "Market Disruption Event" means, with respect to
                              3M Stock:

                                 (i) a suspension, absence or material
                                 limitation of trading of 3M Stock on the primary market for 3M Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for 3M Stock as a result of which the reported trading prices for 3M Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to 3M Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                 (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with the ability of the Issuer or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the 2% Exchangeable Notes due December 30, 2010 (Exchangeable for 3M Stock).

                              For purposes of determining whether a Market
                              Disruption Event has occurred: (1) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract shall not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on 3M Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to 3M Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to

                              3M Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange
Calculation in Case of an
Event of Default............. In case an Event of Default with respect to this
                              Note shall have occurred and be continuing, the amount declared due and payable per each $1,000 principal amount of this Note upon any acceleration of this Note shall be determined by MS & Co., as Calculation Agent, and shall be equal to the principal amount of this Note plus any accrued and unpaid interest at the Interest Rate to but not including the date of acceleration; provided that if (x) the holder of this Note has submitted an Official Notice of Exchange to the Issuer in accordance with the Exchange Right or (y) the Issuer has called this Note, other than a call for the applicable cash Call Price, in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration with respect to each $1,000 principal amount of this Note (i) for which such Official Notice of Exchange has been duly submitted or (ii) that has been called (other than a call for the applicable cash Call Price) shall be an amount in cash equal to the Exchange Ratio in effect on the relevant Exchange Date or on the last Trading Day prior to the relevant Morgan Stanley Call Notice Date, as applicable, times the Market Price of 3M Stock (and any other Exchange Property), determined by the Calculation Agent as of the Exchange Date or as of the date of acceleration (or if the Issuer has previously elected to pay the cash value of such shares of 3M Stock on the Call Date, the Market Price of 3M Stock (and any other Exchange Property) as of the third scheduled Trading Day prior to the Call Date), respectively, and shall not include any accrued and unpaid interest thereon; provided further that if the Issuer has called this Note for the applicable Call Price in cash, in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash per each $1,000 principal amount of this Note equal to such Call Price and shall not include any accrued and unpaid interest thereon.

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & Co., or registered
assignees, the principal sum of U.S.$[           ] (UNITED STATES DOLLARS [
                      ]), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments shall commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) shall be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, shall be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, shall be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest

Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note shall be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments shall be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) shall be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) shall convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note shall be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency of U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment shall be made in the Specified Currency. All currency exchange costs shall be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: December 26, 2003                     MORGAN STANLEY



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Senior Indenture.

JPMORGAN CHASE BANK,
  as Trustee


By:
   --------------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note shall not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, shall not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face of hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof shall be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of hereof, this Note shall be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment, provided that this Note is issued with original issue discount, this Note will be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, shall be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note shall include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note shall be computed and paid on the basis of a 360 day year of twelve 30 day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee shall maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee shall not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes shall be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration and Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or shall become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and
(ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption shall be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price shall be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer shall, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, shall not be less than the amount provided for in this Note to be then due and payable. The Issuer shall not, however, be required to make any payment of Additional Amounts to any such holder who is a United States Alien for or on account of:

          (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for United States federal income tax purposes, and the United States, including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer shall be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency shall not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate shall be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer shall cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT - _____________________ Custodian ______________________
                                (Minor)                          (Cust)

     Under Uniform Gifts to Minors Act __________________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.

                                ---------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



__________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:__________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
___________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid): ________________.


Dated:________________________________    ______________________________________
                                          NOTICE: The signature on this
                                          Option to Elect Repayment must
                                          correspond with the name as written
                                          upon the face of the within
                                          instrument in every particular
                                          without alteration or enlargement.

                                                                        ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                          Dated: [On or after January 30, 2004]

Morgan Stanley                            Morgan Stanley & Co. Incorporated, as
1585 Broadway                               Calculation Agent
New York, New York 10036                  1585 Broadway
                                          New York, New York 10036
                                          Fax No.: (212) 761-0674
                                          (Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Global Medium-Term Notes, Series C, Senior Fixed Rate Notes, 2% Exchangeable Notes due December 30, 2010 (Exchangeable for
Shares of Common Stock of 3M Company) of Morgan Stanley (CUSIP No.         )
(the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is on or after January 30, 2004 and is no later than the Trading Day prior to the earliest of (i) the fifth scheduled Trading Day prior to December 30, 2010, (ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the cash Call Price, the Morgan Stanley Notice Date, the Exchange Right as described in Pricing Supplement No. 20 dated December 22, 2003 (the "Pricing Supplement") to the Prospectus Supplement dated August 26, 2003 and the Prospectus dated August 26, 2003 related to Registration Statement No. 333-106789. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Morgan Stanley will deliver, at its sole option, shares of common stock of 3M Company. or cash on the third business day after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes), (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date and (iii) the principal amount of Notes to be exchanged pursuant to this notice is equal to or greater than $25,000, unless the Notes identified for exchange hereby constitute the undersigned's entire holding of Notes.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged. The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.

                                               Very truly yours,


                                               _________________________________
                                               [Name of Holder]

                                               By:______________________________
                                                  [Title]

                                               _________________________________
                                               [Fax No.]

                                               $________________________________
Receipt of the above Official                  Principal Amount of Notes to be
Notice of Exchange is hereby acknowledged       surrendered for exchange
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:________________________________________
   Title:

Date and time of acknowledgment _______________

Accrued interest, if any, due upon surrender of the Notes for exchange: $_______


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